Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made as of this 11th day of July, 2018 by and between LINCOLN EDUCATIONAL SERVICES CORPORATION, a New Jersey corporation; LINCOLN TECHNICAL INSTITUTE, INC.; a New Jersey corporation; NASHVILLE ACQUISITION, L.L.C., a Delaware limited liability company; NEW ENGLAND ACQUISITION, LLC, a Delaware limited liability company; EUPHORIA ACQUISITION, LLC, a Delaware limited liability company; NEW ENGLAND INSTITUTE OF TECHNOLOGY AT PALM BEACH, INC. (“NEIT”), a Florida corporation; LCT ACQUISITION, LLC, a Delaware limited liability company; NN ACQUISITION, LLC, a Delaware limited liability company and LTI HOLDINGS, LLC, a Colorado limited liability company (individually and collectively, jointly and severally, the “Borrower”), and STERLING NATIONAL BANK (the “Bank”).

R E C I T A L S:

A.            Pursuant to that certain Credit Agreement dated as of March 31, 2017, as amended by that certain First Amendment to Credit Agreement by and among Borrower and the Bank dated as of November 29, 2017, as further amended by that certain Second Amendment to Credit Agreement (the “Second Amendment”) by and among Borrower and the Bank dated as of February 23, 2018  (as the same has been and may be amended from time to time, the “Credit Agreement”), the Bank agreed to make available to Borrower (i) that certain line of credit facility in the amount of $30,000,000, comprised of a $25,000,000 revolving loan designated as “Tranche A” and a $5,000,000 non-revolving loan designated as “Tranche B” (“Facility 1”), (ii) that certain line of credit facility in the amount of $25,000,000 (“Facility 2”), and (iii) that certain line of credit facility in the amount of $15,000,000 (“Facility 3”)  (collectively, as amended, modified, supplemented, extended and restated from time to time, the “Loans”). The $5,000,000 non-revolving loan drawn under Tranche B has been repaid and the maximum principal amount of Facility 1 has been permanently reduced to $25,000,000.00.

B.            Pursuant to the Second Amendment, Borrower modified the provisions of Section 7.6 of the Credit Agreement to permit the arm’s-length sale of the property owned by NEIT located at 1126 53rd Court North, Mangonia Park, Palm Beach County, Florida (the “Florida Property”) upon certain conditions set for forth in the Second Amendment, including, but not limited to, (i) the application of the net proceeds of any such sale to repay a corresponding amount of the outstanding principal balance under Facility 1, which repayment of principal shall permanently reduce the amount available under Facility 1, (ii) the requirement that the Florida Property be subject to a contract of sale acceptable to the Bank within six (6) months of the date of the Second Amendment and (iii) Borrower’s agreement to cause NEIT to execute and deliver to the Bank a negative pledge agreement in connection with the Florida Property wherein NEIT agreed, among other things, to not create, incur, assume, or suffer to exist, or permit any Subsidiary or Affiliate to create, incur, assume, or suffer to exist, any lien, encumbrance, security interest, mortgage, pledge, claim, assignment, hypothecation, or change of any kind upon or with respect to any of its right, title or interest in and, or otherwise related, to the Florida Property, including, without limitation, any and all rights in any improvements or appurtenances thereon or therein, or any other personalty related there, now owned or hereafter acquired.

C.            Borrower has advised the Bank that NEIT has or is about to enter into a contract of sale for the Florida Property. Borrower has requested that Lender modify the terms of the Credit Agreement to waive the requirement that the sale proceeds from the Florida Property be applied to the outstanding principal balance of Facility 1 and  permit the Borrower to deposit the proceeds of the contemplated sale of the Florida Property into a cash collateral account to be held at and by the Bank as additional collateral for the Loans, and Bank has agreed to such modifications to the Credit Agreement in accordance with and subject to the terms and conditions hereof.

NOW, THEREFORE, in consideration of the foregoing, the terms and conditions set forth in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

1.             Recitals.  The Recitals are incorporated as if fully set forth herein.

2.             Capitalized Terms.  Capitalized terms used but not defined in this Amendment shall have the meanings set forth in the Credit Agreement.

3.             Definitions.          The following definition of “Third Amendment” is hereby added to Section 1.1 of the Credit Agreement:

“”Third Amendment” means that certain Third Amendment to Credit Agreement dated as of July 11, 2018 by and between the Borrower and the Bank.”

4.             Sale of Florida Property.  Section 7.6(j) of the Credit Agreement is hereby modified as follows:

“(j) the arm’s-length sale of the property owned by NEIT located at 1126 53rd Court North, Mangonia Park, Palm Beach County, Florida (the “Florida Property”) at an approximate market sales price acceptable to the Bank so long as NEIT deposits  the net  proceeds (i.e., all gross sales proceeds less customary and reasonable closing costs and expenses) of any such sale of the Florida Property into a cash collateral account to be held at and by the Bank as additional collateral for the Loans. The Bank reserves the right, in its sole and absolute discretion, to apply any of such net proceeds of the sale of the Florida Property held in the Florida Property Cash Collateral Account (as defined in the Third Amendment), to the repayment of the outstanding principal balance(s) of any Loans at any time, which repayment of principal shall permanently reduce the amount available under the Facilities in a commensurate amount.”

5.             Sale of Mortgaged Property. Section 7.6 of the Credit Agreement is hereby modified to add the following subsection (k) as follows:

“(k) the arm’s-length sale of any Mortgaged Property at an approximate market sales price acceptable to the Bank so long as the appropriate Borrower applies the net  proceeds (i.e., all gross sales proceeds less customary and reasonable closing costs and expenses) of any such sale to repay a corresponding amount of the outstanding principal balance of the Loans immediately upon receipt of such net proceeds, which repayment of principal shall permanently reduce the amount available under the Facilities.”

6.             Conditions to Sale of Florida Property. As a material inducement to the Bank to enter into this Amendment and in consideration for the Bank’s agreement to permit the proceeds of the sale of the Florida Property to be deposited into a cash collateral account as additional collateral for the Loans, Borrower agrees as follows:

(a)          Cash Collateral Account. Upon the sale of the Florida Property as permitted under Section 7.6(j) of the Credit Agreement, as amended hereby, NEIT shall deposit  the net  proceeds (i.e., all gross sales proceeds less customary and reasonable closing costs and expenses) of any such sale into a non-interest bearing account with the Bank (the “Florida Property Cash Collateral Account”), which funds (the “Florida Property Cash Collateral”), shall be additional security for the Loans, and NEIT hereby grants the Bank a security interest in the Florida Property Cash Collateral.  While no other documentation is necessary to effectuate the Bank’s security interest as aforesaid, NEIT covenants and agrees to execute (A) the Bank’s standard form of pledge agreement and (B) any and all additional documentation deemed necessary or advisable by the Bank in order to confirm that the Bank has a first (and only) lien security interest in and to the Florida Property Cash Collateral so deposited with the Bank in accordance with the terms hereof.

(b)          Failure to Complete Sale. Notwithstanding anything to the contrary contained in Section 7.6 of the Credit Agreement, as amended, in the event the sale of the Florida Property has not been completed and closed by August 23, 2018, NEIT shall execute and deliver to the Bank a mortgage and security agreement (the “Mortgage”), constituting a first-priority mortgage lien on the Florida Property as security for the Obligations, and simultaneously therewith or prior to the execution thereof, provide to the Bank, at the Borrower’s sole cost and expense, an appraisal of the Florida Property, insurance on the Florida Property, a survey of the Florida Property, environmental assessments, as required by the Bank, and title insurance, all in form and content reasonably acceptable to the Bank. Borrower shall be responsible for all of the Bank’s fees and expenses incurred in connection with placing such mortgage lien on the Florida Property, including without limitation the reasonable fees and expenses of the Bank’s counsel. The Mortgage shall be cross defaulted with each Loan Document; accordingly, the occurrence of (i) an Event of Default under the Mortgage shall constitute an Event of Default under each Loan Document and (ii) an Event of Default under any Loan Document shall constitute an event of default under the Mortgage.  In the event an amendment to the Credit Agreement is deemed to be necessary in connection with such Mortgage, as determined by the Bank, Borrower agrees to cooperate with the Bank in effectuating same and to pay all reasonable costs and expenses of the Bank in connection therewith (including reasonable attorney’s fees and expenses).

(c)          Negative Pledge. Simultaneously with the closing of the sale of the Florida Property contemplated by this Amendment, the Bank shall execute and deliver to Borrower a release of that certain Negative Pledge Agreement dated as of February 23, 2018 by and between the Bank and NEIT which shall, upon the closing of the sale of the Florida Property, be thereafter recorded at the sole cost and expense of Borrower.

7.             Reaffirmation of Credit Agreement.  Borrower acknowledges and reaffirms its obligations under the Credit Agreement, and Borrower acknowledges and agrees that it has no claims against the Bank, or any offsets or defenses with respect to the payment of any sums due under the Facilities or any Loan Document, or with respect to the enforcement of the Loan Documents.

8.             Confirmation of Representations and Warranties.  Borrower hereby (a) confirms that all of the representations and warranties set forth in the Credit Agreement are true and correct in all material respects (provided that if any representation or warranty is by its terms qualified by concepts of materiality, such representation or warranty is true and correct in all respects), except to the extent any representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date, and (b) covenants to perform its obligations under the Credit Agreement and all other Loan Documents.

9.             Conditions to Effectiveness.  This Amendment shall become effective as of the date on which each of the following conditions has been satisfied (the “Effective Date”):

(a)           Each Borrower shall have delivered to the Bank this Amendment duly executed by an authorized officer of each Borrower;

(b)           NEIT shall have executed and delivered to the Bank a pledge agreement in connection with the Florida Property Cash Collateral Account executed by an authorized officer of such Borrower;

(c)           Each Borrower shall have delivered to the Bank resolutions of its board of directors or other governing body authorizing the execution and delivery to the Bank of this Amendment and, in the case of NEIT, the resolutions shall authorize the sale of the Florida Property, the creation of the Florida Property Cash Collateral Account and the execution and delivery of a pledge agreement in connection with the Florida Property Cash Collateral Account; and

(d)           all representations and warranties of Borrower contained herein shall be true and correct as of the Effective Date, except to the extent that such representation or warranty relates to a specific date, in which case such representation and warranty was true as of such earlier date, and such parties delivery of their respective signatures hereto shall be deemed to be its certification thereof.

10.           Fees and Expenses.  In consideration of the Bank entering into this Amendment, Borrower shall be responsible for the payment of Bank’s counsel’s fees incurred in connection herewith, including the preparation of this Amendment, and certain other loan administrative matters related to the Loan Documents.

11.           Reference to the Effect on the Credit Agreement.  Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.

12.           Affirmation.  Except as specifically modified pursuant to the terms hereof, the Credit Agreement, and all other Loan Documents (and all covenants, terms, conditions and agreements therein), shall remain in full force and effect, and are hereby ratified and confirmed in all respects by Borrower.  Borrower covenants and agrees to comply with all of the terms, covenants and conditions of the Loan Documents, as modified hereby, notwithstanding any prior course of conduct, waivers, releases or other actions or inactions on Bank’s part which might otherwise constitute or be construed as a waiver of or amendment to such terms, covenants and conditions.

13.           Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW JERSEY, WITHOUT REFERENCE TO THE CONFLICTS OR CHOICE OF LAW PRINCIPLES THEREOF.

14.           Headings.  Section headings in this Amendment are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

15.           Counterparts.  This Amendment may be executed in counterparts, and all counterparts taken together shall be deemed to constitute one and the same instrument.

[signatures appear on successive pages]

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the year and date first set forth above.

LINCOLN EDUCATIONAL SERVICES
CORPORATION

By:
Brian K. Meyers
Chief Financial Officer

LINCOLN TECHNICAL INSTITUTE, INC.

By:
Brian K. Meyers
Treasurer

NASHVILLE ACQUISITION, L.L.C.

By:
Brian K. Meyers
Treasurer

NEW ENGLAND ACQUISITION, LLC

By:
Brian K. Meyers
Treasurer

EUPHORIA ACQUISITION, LLC

By:
Brian K. Meyers
Treasurer

[Signature Page to Third Amendment to Credit Agreement (1 of 2)]

NEW ENGLAND INSTITUTE OF
TECHNOLOGY AT PALM BEACH, INC.

By:
Brian K. Meyers
Treasurer

LCT ACQUISITION, LLC

By:
Brian K. Meyers
Treasurer

NN ACQUISITION, LLC

By:
Brian K. Meyers
Treasurer

LTI HOLDINGS, LLC

By:
Brian K. Meyers
Treasurer

STERLING NATIONAL BANK

By:
Mark Smith
Managing Director

[Signature Page to Third Amendment to Credit Agreement (2 of 2)]